UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(D)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): January 4, 2024

AVENIR WELLNESS SOLUTIONS, INC.
(Exact name of registrant as specified in its charter)

Delaware	000-55908	90-1504639
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

5805 Sepulveda Blvd.,Suite 801 Sherman Oaks, California	91411
(Address of principal executive offices)	(Zip Code)

 (424) 273-8675

(Registrant’s telephone number, including area code)

____________________

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act: None.

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging Growth Company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01. Entry into a Material Definitive Agreement.

On January 4, 2024, Avenir Wellness Solutions, Inc. (the “Company”) and Nancy Duitch, the Chief Executive Officer of the Company (the “Executive”), entered into that certain Senior Secured Promissory Note and Security Agreement (the “Agreement”).

The Agreement provides for a secured loan facility of up to $250,000, of which the Company borrowed an initial amount of $39,000 (the “Initial Principal Amount”) on January 4, 2024. The Agreement provides for the ability of the Company to request additional loan amounts up to $211,000 (the “Future Advances”), inclusive of the outstanding balances of certain credit cards (the “Cards”) used exclusively by the Company of which are issued in the name of the Executive. The portion of the principal amount of the Agreement (the “Principal Amount”) comprised of the Initial Principal Amount and the Future Advances (and excluding the outstanding balances on the Cards), accrues interest at an annual rate of 12%, or 18% in the event of default. The Principal Amount plus all accrued and unpaid interest is due and payable in full on the sooner of: (i) the demand of the Holder; and (ii) March 31, 2024. The Company may prepay the Principal Amount, in whole or in part, without the prior written consent of the Executive and without penalty. The Company granted the Executive a security interest in all of the Company’s present and future personal property.

In the event of default, the Executive may, upon written notice to the Company, declare the Principal Amount, including any accrued interest, immediately due and payable in cash and in full. The following constitutes events of default: (i) the Company fails to pay when due any principal or interest payment on the due date, and such payment has not been made within ten (10) days of the Company’s receipt of the Executive’s written notice to the Company of such failure to pay; (ii) the Company materially breaches any other covenant contained in the Agreement and such failure continues for fifteen (15) days after the Company receives written notice of such material breach from the Executive; (iii) the Company voluntarily files for bankruptcy protection or makes a general assignment for the benefit of creditors; or (iv) the Company is the subject of an involuntary bankruptcy petition and such petition is not dismissed within sixty (60) days.

The Agreement contains customary representations and warranties and customary affirmative covenants applicable to the Company. The foregoing description of the Agreement is not intended to be complete and is qualified in its entirety by reference to the full text of the Agreement, a copy of which is filed as Exhibit 10.1 hereto and is incorporated by reference herein.

Item 2.03. Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The disclosure provided in Item 1.01 of this Form 8-K is hereby incorporated by reference into this Item 2.03.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description

10.1	Senior Secured Promissory and Security Agreement dated as of January 4, 2024, by and between the Company and the Executive

104	The cover page from this Current Report on Form 8-K, formatted in Inline XBRL.

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SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

AVENIR WELLNESS SOLUTIONS, INC.

Date: January 11, 2024	By:	/s/ Joel Bennett
	Name:	Joel Bennett
	Title:	Chief Financial Officer

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